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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2010, with respect to the consolidated financial statements and schedule of DJO Finance LLC included in the Registration Statement (Form S-4) and related Prospectus of DJO Finance LLC and DJO Finance Corporation for the registration of $100 million aggregate principal amount of 10 7/8% Senior Notes due 2014.

/s/ ERNST & YOUNG LLP

San Diego, California
April 19, 2010

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM